                                                                   EXHIBIT 10.14

                                AGREEMENT BETWEEN
                                SIMMONS COMPANY,
                             ATLANTA, GEORGIA PLANT

                                       AND

                        UNITED STEEL WORKERS OF AMERICA,
                                 AFL, CIO, CLC




                     October 16, 2001 until October 15, 2005

                                      INDEX
                                      -----

ARTICLE           TITLE                                                                                    PAGE
-------           -----                                                                                   ------
    I             RECOGNITION AND UNION SECURITY..........................................................     1
                  Employees Covered.......................................................................     1
                  Union Security..........................................................................     1
                  Check-Off...............................................................................     2
                  Committee  Meetings ....................................................................     3

    II            DISCIPLINARY PROCEDURE..................................................................     3
                  Just Cause..............................................................................     3
                  Interview and Hearing...................................................................     3
                  Good Faith Duties.......................................................................     4
                  Correction of Offense...................................................................     4
                  Disciplinary Policy.....................................................................     4

    III           GRIEVANCE PROCEDURE AND ARBITRATION.....................................................     4
                  Grievance Procedure.....................................................................     4
                  Grievances - Step 1.....................................................................     5
                  Grievances - Step 2.....................................................................     5
                  Grievances - Step 3.....................................................................     5
                  Resolution by Default...................................................................     5
                  Arbitration of Disputes.................................................................     5
                  Selection of Arbitrators................................................................     6
                  Authority of Arbitrator.................................................................     6
                  Expedited Arbitration...................................................................     6

    IV            HOURS OF WORK AND PREMIUM PAY...........................................................     7
                  Work Week...............................................................................     7
                  Overtime Hours..........................................................................     7
                  Pay Rate for Saturday and Sunday Work...................................................     8
                  Availability for Scheduled Work.........................................................     8
                  No Pyramiding...........................................................................     8
                  Shift Schedule..........................................................................     9
                  Rest Periods............................................................................     9
                  Shift Premiums..........................................................................     9
                  Reporting Pay...........................................................................     9
                  Notice of Shift Changes.................................................................    10
                  Shift Seniority.........................................................................    10
                  Report Absences.........................................................................    10

ARTICLE           TITLE                                                                                    PAGE
-------           -----                                                                                   ------
    V             NO STRIKE - NO LOCKOUT..................................................................    10

    VI            MANAGEMENT RIGHTS CLAUSE................................................................    10

    VII           SENIORITY...............................................................................    11
                  Accumulation of Seniority...............................................................    11
                  Termination of Seniority................................................................    11
                  Layoff..................................................................................    12
                  Right of Recall.........................................................................    12
                  Notice of Recall........................................................................    13
                  Change of Address.......................................................................    13
                  Furlough................................................................................    13
                  Probationary Period.....................................................................    14
                  Bidding.................................................................................    14
                  Failure to Succeed on Bid Job...........................................................    15
                  Disqualification Following Bump or Transfer.............................................    15
                  Combined Classifications................................................................    15
                  Training................................................................................    15
                  Refreshing of Skills....................................................................    16
                  Skill Group Classifications.............................................................    16
                  Approved Leave..........................................................................    17
                  Leave of Absence for Union Activity.....................................................    18
                  Procedure for Rehiring from Leave of Absence............................................    18
                  Bumping-Production and Mechanical Employees.............................................    18
                  Hiring Rate and Progression.............................................................    19
                  War Emergency...........................................................................    19
                  Seniority Bonus.........................................................................    19

    VIII          WAGES...................................................................................    19
                  Hourly Rates............................................................................    19
                  General Wage Increases..................................................................    19
                  Reactivation of Old Classifications.....................................................    20
                  Establishment of New Classifications....................................................    20
                  Borrowed Man............................................................................    20
                  Average Rate Computation................................................................    21
                  Injured During Work.....................................................................    21
                  Pay Shortages...........................................................................    22

ARTICLE           TITLE                                                                                    PAGE
-------           -----                                                                                   ------
    IX            STANDARD ALLOWED HOURS..................................................................    22
                  Incentive Compensation Plan.............................................................    22
                  New or Varied Jobs and Operations.......................................................    22
                  Standard Allowed Hour...................................................................    23
                  Written Confirmation and Effective Date of SAH..........................................    24
                  Procedural Interpretation of Section....................................................    24
                  Grievances Regarding Incentive Standards................................................    25
                  Availability of Time Study Data.........................................................    26
                  Union Time Study Engineer...............................................................    26
                  Standard Data...........................................................................    26

    X             PAID HOLIDAYS...........................................................................    26
                  Holidays Observed.......................................................................    26
                  Eligibility.............................................................................    27
                  Sick Leave..............................................................................    27
                  Holiday Pay.............................................................................    27
                  Holidays During Approved Vacation.......................................................    27
                  Multiple Holidays on Same Day...........................................................    27
                  Holidays on Sunday......................................................................    27
                  Holidays on Saturday....................................................................    27
                  Pay Rate................................................................................    27
                  Overtime and Premium Pay................................................................    28
                  Plant Shutdown..........................................................................    28

    XI            PAID VACATIONS..........................................................................    28
                  Vacation................................................................................    28
                  Pay Rate................................................................................    29
                  Plant Shutdown and Staggered Vacation...................................................    29
                  Eligibility.............................................................................    29
                  Scheduling of Staggered Vacations.......................................................    29
                  No Accumulation.........................................................................    30
                  Shift Premium...........................................................................    30

    XII           INVENTORY WORK..........................................................................    30
                  Preference .............................................................................    30
                  Pay Rate................................................................................    30
                  Pieceworkers............................................................................    30

ARTICLE           TITLE                                                                                    PAGE
-------           -----                                                                                   ------
    XIII          LEAVE OF ABSENCE........................................................................    30
                  Leave...................................................................................    31
                  Return..................................................................................    31

    XIV           USWA PENSION TRUST......................................................................    32

    XV            USWA HEALTH AND WELFARE FUND............................................................    33
                  Benefit Plan(s).........................................................................    33
                  Contribution Rates......................................................................    33
                  Eligibility.............................................................................    34
                  Employee Contributions..................................................................    34
                  Sickness and Health and Life Insurance..................................................    35
                  Payment of Contributions................................................................    35
                  Coverage................................................................................    35
                  Election of Category of Coverage and Right to Change....................................    35
                  Requirements............................................................................    35
                  Hold Harmless...........................................................................    36
                  Reinstatement of Coverage...............................................................    36
                  Part Time Employees.....................................................................    36
                  Audit Rights............................................................................    36
                  Availability of Benefits................................................................    36

    XVI           JURY SERVICE............................................................................    37

    XVII          BEREAVEMENT PAY.........................................................................    37
                  Definition..............................................................................    37
                  Payment.................................................................................    37

    XVIII         BULLETIN BOARDS.........................................................................    37
                  Bulletin Boards.........................................................................    37
                  Posting of Notices......................................................................    38

    XIX           MILITARY CLAUSE.........................................................................    38

    XX            EMPLOYEE BIRTHDAY PAY...................................................................    38

    XXI           LEGAL COUNSEL...........................................................................    38

    XXII          GROUP OPERATIONS........................................................................    39

ARTICLE           TITLE                                                                                    PAGE
-------           -----                                                                                   ------
    XXIII         MECHANIC AND MACHINIST APPRENTICE
                     TRAINING SCHEDULE AND PAY
                      RATE PROGRESSION SCALE..............................................................    39

    XXIV          WORK WAIT...............................................................................    40
                  Work Wait...............................................................................    40
                  Electric Power Failure..................................................................    40

    XXV           TEMPORARY EMPLOYEES.....................................................................    41
                  Temporary Jobs..........................................................................    41
                  Temporaries.............................................................................    41

    XXVI          EQUAL EMPLOYMENT OPPORTUNITY............................................................    41

    XXVII         MISCELLANEOUS...........................................................................    42

    XXVIII        SAVING CLAUSE...........................................................................    42
                  Separability............................................................................    42
                  Federal and State Laws..................................................................    42

    XXIX          SEVERANCE AND PLANT CLOSINGS............................................................    42

    XXX           DURATION AND TERMINATION OF SUPPLEMENT..................................................    43
                  Effective Dates.........................................................................    43
                  Entire Agreement........................................................................    43
                  Modification or Termination.............................................................    43

   XXXI           CONTRACT RE-OPENER......................................................................    43

                  SIGNATURES..............................................................................    45

                  APPENDIX I & II.........................................................................    46
                  APPENDIX III............................................................................    48

                  APPENDIX IV.............................................................................    49

                                    AGREEMENT

                  This Agreement, made this 16th day of October, 2001, by and between Simmons Company, Atlanta, Georgia (hereinafter referred to as the Company) and the United Steelworkers of America, AFL, CIO, CLC (hereinafter referred to as the Union) on behalf of its Local Union No. 2401, for and on behalf of itself and the employees of said Company at its plant located at Atlanta, Georgia.

                                   WITNESSETH

                  NOW, THEREFORE, in consideration of the promises and of mutual covenants and AGREEMENTS of the parties hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I

                         RECOGNITION AND UNION SECURITY

         1.01 The Union and the Company shall cooperate to promote the welfare of the Company and efficiency of its factory operations. It is also the intention of the parties to provide an orderly procedure between the Company and the Union and, therefore, all Agreements or understandings concerning hours, wages and working conditions between the Company the employees covered by this contract are to be made by the Company with the Union as the representative of said employees. No individual employee or group of employees, nor member of the Company shall have the authority to abridge or modify this Agreement in any manner.

         1.02 EMPLOYEES COVERED. The persons covered by this contract include all production employees of the Company described in Appendices I and II, employed in its Atlanta, Georgia, plant, excluding office workers, supervisors, foremen, inspectors, watchmen, plant guards, departmental coordinators, carload checkers, or persons in any way identified with Management.

         1.03 UNION SECURITY.

                  (a) The Company agrees that as a condition of employment all employees in the bargaining unit shall become members of the Union after the thirtieth day of their employment or thirty (30) days after the execution date of this AGREEMENT, whichever is later. All employees who become members of the Union shall remain members of the Union in good standing by proper tender of dues and initiation fees during the term of this AGREEMENT.

                  (b) The Union agrees to accept into membership and make membership available to all employees upon the same terms and conditions generally applicable to other members without discrimination.

                  (c) Within five (5) days after receipt of written notice from the Union that any employee has failed, pursuant to the terms of this Article, to tender payment of the regular dues and initiation fee required as a condition of acquiring or retaining membership in the Union, the Company shall discontinue its employment of such employee. The Company shall not be required by the Union to discontinue the employment of any employee for any other reason.

                  (d) Upon demand by the Union that an employee be discharged because he is delinquent in the payment of his regular dues or initiation fee, the Company shall promptly notify the employee that his discharge has been demanded and the employee shall have a reasonable time as determined by the Union in which to rectify the matter before the discharge is placed in effect. If the discharge of an employee is effected by the request of the Union pursuant to paragraphs a, b, c, or d of this section, the Union agrees to indemnify the Company from any final determination of liability for this action if, prior to the discharge, the Company sends an overnight letter to the Director of Upholstery Industries Division notifying him of the requested discharge. Failure of the International President to respond by Overnight mail within five (5) days will be deemed concurrence with the local Union request.

                  (e) The Company shall have the exclusive right to hire and shall be the sole judge of the requirements and qualifications of each applicant until the completion of the probationary period set forth in section 7.08 of this Agreement.

                  (f) The provisions of this section shall be applicable only to the extent permitted by applicable state and federal law.

                  (g)      No Union member shall be compelled to train employees

         1.04 CHECK-OFF. Upon written individual voluntary authorization by each employee and subject to the requirements of any applicable local, state or federal law, membership dues and initiation fees of the Union as authorized and approved by the United Steelworkers Union Executive Board due and unpaid shall be deducted from the wages of all employees covered by this Agreement and remitted by the Company each and every month to the International Secretary-Treasurer. This article or any section thereof shall not be operative where prohibited by state law. The Union agrees that it will indemnify and save the Company harmless from any and all liability, claims, responsibility, damages or suit which may arise out of any action taken by the Company in accordance with the terms of this Article or in reliance upon the authorization mentioned herein.

         1.05 COMMITTEE MEETINGS. Department committee meetings or conferences with the Company, if held during regular working hours, shall result in no loss of pay to the employees.


                                   ARTICLE II

                             DISCIPLINARY PROCEDURE

         2.01 JUST CAUSE. The Company shall not discharge, suspend, or otherwise discipline any employee except for just cause, or as provided in Section 1.03(d).

         2.02 INTERVIEW AND HEARING. In the event that disciplinary action involving loss of wages (suspension and/or discharge) is taken against any employee, the employee involved must be given an interview concerning such disciplinary action, in which he must be represented by a Shop Steward or an officer of the Union.

                  The Union representative will be informed prior to the disciplinary action being taken and must be given an opportunity (not to exceed fifteen (15) minutes) to discuss the case with the affected employee and to participate in the interview with the Company concerning the matter. The interview may be of very short duration and shall not be construed as part of the grievance procedure, as described in Article III of this Agreement, inasmuch as the primary function of the interview is to make certain that a Union representative is aware of the discipline and that the employee knows precisely what he or she is disciplined for.

                  In cases of physical altercation or where the employee is not on Company premises at the time of the disciplinary action, the interview will be dispensed with.

                  A discharged employee shall be entitled to a hearing before the Company Plant Labor Relations Committee at 10:00 a.m. on the day following his discharge, provided the employee is notified of the hearing and is physically able to attend, at which time the merits of the case will be discussed between the Union and the Company.

                  In the event an employee is unable to attend or the Union is unable to find such employee, the hearing may be held in abeyance for a period of one (1) week. If the hearing is delayed because of unavailability of the employee, the Company is not liable for any wage during such period.

         2.03 GOOD FAITH DUTIES. No employee acting in the capacity of a Union officer or Union representative shall be disciplined for carrying out in good faith his duties under the provisions of this Agreement or as permitted by applicable law.

         2.04 CORRECTION OF OFFENSE. Once an individual is reprimanded and the offense is not committed again for a period of twelve (12) months, the employee shall be considered to have corrected himself. This shall not include such serious offenses as no-strike clause violations, insubordination, stealing, cheating, physical assault, damaging Company property, and poor quality.

         2.05 DISCIPLINARY POLICY. SIMMONS corporate view is that the disciplinary procedure is not designed to punish employees, particularly for less serious offenses, but, rather, to educate, correct and train people as effective team members who can be counted on to give reliable productive performance.

                  Finally, time itself is the best measure of correction in any individual, regardless of job or authority. In the situation of the lesser offenses as contrasted with the more serious offenses described in Section 2.04 each manager is cautioned with the need to believe that the employee has corrected his problem in the event there is no repetition of such within one year of the last infraction. In that event, the process is to begin anew.

                                   ARTICLE III

                       GRIEVANCE PROCEDURE AND ARBITRATION

         3.01     GRIEVANCE PROCEDURE

                  A. It is the intent of the parties to this Agreement that the grievance procedure hereby established shall serve as a means for the prompt disposition and amicable settlement of such grievances as may arise between the Company and its employees or the Company and the Union.

                           A grievance is defined as any dispute (excluding discharges for those employees in probationary period) between the Company and employee(s) or between the Company and the Union over the application, interpretation, or alleged violation of an express provision of this Agreement, where applicable.

                  B. Should any grievance arise between the Company and any of the Company's employees involving a work assignment, the employee involved shall continue to perform the assignment in question while the grievance is being processed unless it will endanger his life, limb, or safety, or that of other employees or where the contract expressly disavows cessation of such assignment.

                  C. The aggrieved employee may discuss the matter with the employee's immediate supervisor and Union representative if requested. Any resolution by the supervisor or steward shall not act as a precedent in future cases.

         3.02 GRIEVANCES - STEP 1. If the grievance is not settled in verbal discussion described in Section 3.01(C) above, the grievance shall be reduced to writing on forms to be made available for such purpose, with each form signed and dated by the aggrieved employee and/or his designated Union representative. The designated Union representative shall present the grievance form to the supervisor within five (5) working days from the date of the occurrence or knowledge of occurrence. The grievance shall specify the incident involved, the facts or alleged facts relied upon to support the contention of the employee, the section of this Agreement relied upon, where applicable, the interpretation requested by the grievant; and shall show on its face the date of the incident. The supervisor has two (2) work days to answer.

         3.03 GRIEVANCES - STEP 2. A grievance not settled at Step 1 shall be presented to the Operations Manager and/or the Human Resource Manager within three (3) work days from the Step 1 answer. The Operations Manager and/or Human Resource Manager within two (2) days shall meet and discuss the matter with the employee and a Union representative. The Operations Manager and/or Human Resource Manager shall then have three (3) work days to answer.

         3.04 GRIEVANCES - STEP 3. If a settlement is not obtained in Step 2, the grievance shall be referred to the Company's Vice President - Human Resources, or his designated representative, as Step 3 by the Local Union representative within five (5) working days from the date of the reply under Step 2. The International Representative of the Union shall meet with the Company's Vice President - Human Resources, or the representative he designates, within a reasonable time (not to exceed thirty (30) calendar days). A written answer by the Company to the grievance considered at such meeting shall be given to the International Representative of the Union within five (5) working days after such meeting.

                  If an employee is needed as witness in the process of Step 1 or 2 by the Union, it is understood that any pay lost by the witness or others resulting from his/her absence from work will be reimbursed by the Union.

         3.05 RESOLUTION BY DEFAULT. Failure on the part of either party to respond to any step within the grievance procedure within the time limits established by this Article will resolve the grievance against the party failing to respond. Resolution by default, however, shall not establish a precedent for similar grievances. Time limits may be extended by mutual written agreement. Whenever time limits are set out in this Article, they shall be work days exclusive of Saturdays, Sundays, and holidays recognized by this Agreement.

         3.06 ARBITRATION OF DISPUTES. If the grievance is subject to arbitration as provided herein and all conditions in Section 3.01 above have been satisfied, including the applicable time limits, then the Union on behalf of the aggrieved employee or aggrieved employees may, within ten (10) calendar days of the Company's answer in Step 3, file a written request to the Operations Manager or his designee that the grievance be submitted to arbitration for determination pursuant to this Article.

         3.07 SELECTION OF ARBITRATORS. [See Pay Plus Bonus Addendum] Within ten
(10) calendar days after the Union files its written request for arbitration pursuant to Section 3.06 above, the Company or the Union may write either the Federal Mediation and Conciliation Service or the American Arbitration Association to request that it submit a panel of seven (7) arbitrators. The Union shall notify the Company of its first strike, and each party shall then alternately strike one name until only one name remains who shall be designated as the impartial arbitrator. Either party reserves the right to reject the entire panel prior to any striking of arbitrators and to request one additional panel of arbitrators per grievance.

                  In the event the Union and the Company are unable to agree to a base rate on a new classification as provided in Section 8.04, the dispute may be appealed to arbitration for determination by a qualified time study arbitrator.

                  Appeals under the Standard Allowed Hour Formula as described in Article IX, if warranted, shall be carried to arbitration under the above described procedure; however, in this instance, the Impartial Chairman of the Arbitration Board must be a qualified time study engineer.

         3.08 AUTHORITY OF ARBITRATOR. In interpreting and applying the provisions of this Agreement and in making findings of fact, the arbitrator's interpretation and application must be in accord with the spirit and letter of this Agreement and any amendments thereto. The function of the arbitrator shall be judicial rather than legislative in nature. No arbitrator shall have the jurisdiction or authority to add to, take from, nullify, or modify any of the terms of this Agreement or any amendments or Letters of Understanding applicable thereto. In no event shall any of the Company's rights ever be deemed or construed to have been modified, diminished, or impaired by any past practice or course of conduct except where contained in an express provision of this Agreement.

                  The arbitrator shall be bound by the facts and evidence submitted to him/her in the hearing and may not go beyond the terms of this Agreement in rendering his/her decision. No such decision may include or deal with any issue not directly involved in the grievance submitted to him/her or with any matter which is not expressly made subject to arbitration by the terms of this Agreement. No decision of the arbitrator shall require the payment of an hourly rate different from the applicable one negotiated by the parties and expressly set forth in this Agreement. The decision of the arbitrator shall be in writing and such decision shall be final and binding upon the parties when rendered upon a matter within the authority of the arbitrator and within the scope of the matters subject to arbitration as provided in this Agreement and in accordance with the procedures specified in this Agreement.

         3.09 EXPEDITED ARBITRATION. The Union or the Company may invoke the expedited grievance procedure, as distinguished from the ordinary grievance procedure, in the event an employee is discharged, suspended, disqualified from a job, disciplined for failure to meet production standards, loss or reduction of earnings or in the event there is a seniority dispute. Such request shall be asserted in writing, by next day mail, given to the other party. The party requesting the expedited grievance procedure shall immediately contact the American Arbitration Association headquarters (New York city) to request the first available arbitrator from a national pre-agreed panel of fifteen (15) arbitrators (see Appendix III, page 46) who can hear the case within seven (7) calendar days.

                  The arbitrator shall hold an arbitration hearing as expeditiously as possible, but in no event later than seven (7) calendar days after receipt of said notice. The decision of the arbitrator shall issue forthwith and in no event later than three (3) days after the conclusion of the hearing unless the grieving party agrees to waive this time limitation with respect to all or part of the relief requested. The arbitrator's written opinion will follow within thirty (30) days and such decision shall be final and binding on both parties.

                  All costs for the hearing and service of the arbitrator designated herein, or for any other person selected pursuant to the aforementioned procedure, shall be borne by the parties jointly. Each party will bear the expense of its representatives and for the presentation of its own case.

                                   ARTICLE IV

                          HOURS OF WORK AND PREMIUM PAY

         4.01 WORK WEEK. For the purpose of computing overtime pay, eight (8) hours shall constitute a day's work; forty (40) hours, from Monday through Friday inclusive, shall constitute a week's work.

         4.02     OVERTIME HOURS.

                  A. All authorized time worked before regular starting time and/or after regular quitting time, including authorized time worked during the regular lunch period, shall be paid at time and one-half the average straight time hourly earnings as computed in
                           Section 8.06 reflecting the earnings for the week in which the overtime is worked.

                  B. Anyone reporting to work after their regular staring time will receive overtime pay only upon completion of eight (8) hours work.

         4.03 PAY RATE FOR SATURDAY AND SUNDAY WORK. All work on Saturday as such will be paid at time and one-half. Also, double time will be paid for all work performed on Sunday, except in the case of any shift beginning in the preceding day and continuing into Sunday. Double time shall be paid to employees who are scheduled to work and perform work on a holiday.

         4.04 AVAILABILITY FOR SCHEDULED WORK. Employees must be available for all work scheduled, regular or overtime. An employee who did not receive notice of overtime on his or her previous shift worked shall not be compelled to work overtime on that particular day (except for those employees on vacation or approved leave of absence). Employees who have a valid reason may be excused by management from working regular or overtime work at any particular time.

         4.05 NO PYRAMIDING. There shall be no pyramiding of any premium or overtime pay under this Agreement for the same hours worked. Where one or more premiums or overtime rate is payable, the single higher rate shall be paid.

                  A. Overtime. Except for plant security, continuous shift operations, emergency, or maintenance, the COMPANY will not require production employees to work in excess of 10 hours per day on Monday, Tuesday, Wednesday, and Thursday, 8 hours on Friday, and/or in excess of 8 hours on Saturday, provided, however, that no employee will be compelled to work more than two consecutive Saturdays, except for the five (5) "peak" months. In those five (5) months, employees shall be available for Saturday work when production schedules so require. A tentative schedule for these five (5) months will be given by December 15th. In the event any of these five months need to be changed, a sixty (60) day notice will be given.

                  B. During the months described above the UNION committee and the Operations Managers have the authority to agree to further enhance the varying starting times for selected operations in order to satisfy the scheduling needs for quick turn deliveries as well as to further ensure prompt delivery to customers. Three
                           (3) days notice is also required for such change.

                  C. Production on Sundays and holidays and in excess of the hours described in (a) above may be performed by volunteers but will not be mandatory.

                  D. If a holiday falls on Friday, then Saturday work shall be performed by volunteers.

                  E. Employees will be required to work two consecutive Saturdays all year long. If an employee agrees to work the third Saturday, said employee must then work two more consecutive Saturdays, for a total of five before having the option of being off on Saturday.

                  F. Employees are required to work on a daily basis until the schedule is complete, up to ten (10) hours per day, provided they have been notified on their previous shift. Notice may be posted by Company on a daily basis.

                  G. Overtime on Friday up to ten (10) hours will be scheduled as mandatory overtime provided that these employees are exempt from Saturday work.

         4.06 SHIFT SCHEDULE. The following is the usual shift schedule which may be varied by the Company one hour either before or after the described normal starting time for those operations needed to balance the flow of work without penalty of overtime premium. The Company is required to give three (3) calendar days notice of such change in writing to the Union as well as posting such on the Bulletin Board and giving notice to the individuals involved. Failure to give three (3) days notice for shift varying times will not release the Company from payment of overtime premium.

                  A. The normal first shift schedule will be from 7:00 a.m. until 3:30 p.m. with a thirty (30) minute unpaid lunch period staggered between 11:30 a.m. and 12:30 p.m.

                  B. The normal second shift will be from 3:30 p.m. until 12:00 midnight with a thirty (30) minute unpaid lunch period from 7:30 p.m. to 8:00 p.m.

                  C. When three shifts are to be worked, the normal third shift will begin work at 12:00 midnight and continue to work until 7:00 a.m. with a thirty (30) minute unpaid lunch period from 3:00 a.m. to 3:30 a.m.

         4.07 REST PERIODS. There shall be two (2) ten (10) minute rest periods daily.

                  First shift rest periods: (1) 9:30 a.m. to 9:40 a.m. (2) 2:00 p.m. to 2:10 p.m.

                  Second shift rest periods: (1) 5:30 p.m. to 5:40 p.m. (2) 9:20 p.m. to 9:30 p.m.

                  Third shift rest periods: (1) 1:30 a.m. to 1:40 a.m. (2) 5:20 a.m. to 5:30 a.m.

                  These rest periods and lunch periods will prevail unless mutually agreed upon changes are made between the Union and Management.

         4.08 SHIFT PREMIUMS. Employees assigned to work on the second or third shift shall be paid a shift premium of twenty (20) cents per hour.

         4.09 REPORTING PAY. When an employee reports for work at the regular starting time of his shift without previous notice not to report and his regular work is not available for him, he will receive a minimum of four (4) hours work or pay, provided, however, that at the Company's option, he/she may be assigned to another job for any portion of said four (4) hours, in which event he will be paid at average rate as computed in Section 8.06 for whatever time is spent at that job. The Company shall have no liability regarding the above paragraph in the event of a breakdown of power outside of plant or if inside of plant and not maintained by the Company, a general plant fire, Act of God, Act of Public Enemy, or because of conditions beyond the control of the Company.

         4.10 NOTICE OF SHIFT CHANGES. Employees shall receive seven (7) days notice of any change in shift assignment, and when it is necessary to temporarily assign an employee, or group of employees, from a permanent shift assignment to take care of operational bottlenecks, the Union will mutually agree with the Company to the adjustment of shift hours, and reasonable notice ("reasonable" means by end of the prior working day) will be given to the employee(s) involved without penalty of overtime premium.

         4.11 SHIFT SENIORITY. Whenever more than one shift is necessary, employees with seniority shall be allowed to choose the shift on which they will work upon entering the job classification. However, the necessity for exceptions shall be discussed between the Local Union Unit Chairperson or Unit Griever and the department foreman.

         4.12 REPORTING ABSENCES. If an employee is unable to report to work, the employee must report his/her absence to the personnel office within the first hour and one-half of his/her shift starting time for day-shift employees; and within the first hour of his/her shift starting time for night shift employees.

                                    ARTICLE V

                             NO STRIKE - NO LOCKOUT

                  Neither the Union nor any of the employees in the bargaining unit covered by this Agreement will collectively, concertedly, or individually encourage, engage in, or participate in, directly or indirectly, any strike, deliberate slowdown, stoppage, or other interference with production of work during the term of this Agreement; and the Company during the term of this Agreement will not lock out any of the employees covered by this Agreement.

                                   ARTICLE VI

                            MANAGEMENT RIGHTS CLAUSE

         The Union recognizes the right of the Company to conduct its business, to operate its plants, and to direct the working forces in such manner as it sees fit but not inconsistent with the terms of this Agreement and it is understood that the Company retains all management rights not specifically covered by this Agreement.

                                   ARTICLE VII

                                    SENIORITY

         7.01 ACCUMULATION OF SENIORITY. The Company recognizes the principle of seniority among its employees and agrees that all layoffs occasioned by lack of work and recalls form layoffs shall be by seniority as herein provided. Seniority shall continue and accumulate while the employee is continuously employed by the Company and during the following periods of absence from work:

                  (a) Up to twelve (12) months in case of disability or illness;

                  (b)      During the first twelve (12) months of layoff;

                  (c)      During military service;

                  (d) When an employee is elected or appointed to a Union office, such employee shall be given a leave of absence in writing for the term of his office or any renewal thereof. The Union shall give the Company two
                           (2) weeks prior notice in such situation;

                  (e) The manner of return to employment shall be as provided herein.

                  (f) To be eligible for a leave of absence, an employee must have completed the probationary period provided in Section 7.08 and the leave request must be in writing.

         7.02 TERMINATION OF SENIORITY. Seniority shall terminate for the following reasons:

                  (a)      When an employee resigns;

                  (b)      When an employee is discharged for just cause;

                  (c) When an employee is laid off longer than twelve (12) months, except for right of recall as per section 7.04;

                  (d) When an employee's absence due to disability or illness exceeds five (5) years;

                  (e) When an employee is recalled to work and does not return to work as provided in section 7.05;

                  (f) If an employee falsifies any information given in connection with a leave of absence; and

                  (g) When an employee obtains other employment while on an approved leave of absence.

         7.03     LAYOFF.

                  A. The COMPANY recognizes the principle of seniority (last hired will be the first laid off) among its employees and agrees that all layoffs occasioned by lack of work and subsequent recalls from layoff shall be by seniority as provided below. When there is not sufficient work for all employees, probationary employees with less than sixty (60) days seniority, shall first be laid off.

                  B. In the event of a layoff, the reduction will be by classification and seniority, giving the affected employee the right to bump one of the following at the time of his/her layoff interview:

                                    *        the least senior employee in the
                                             plant

                                    *        the least senior employee in Group
                                             5 [See Pay Plus Bonus Addendum]

                                    *        the least senior employee in a job
                                             class for which the laid off
                                             employee was previously qualified
                                             in

                           If an employee does not wish to bump they may be placed on surplus labor.

                           Any employee laid off for lack of work shall have his/her name placed on a surplus labor list. If an employee's seniority has been broken his name shall be removed from such list.

                  C. Each employee affected by the layoff will be given an interview regarding bump, surplus and recall. It is the responsibility of the employee to identify in writing which job he/she wishes to be recalled for.

         7.04     RIGHT OF RECALL

                  A. The Company recognizes the principle of seniority (first laid off be the first recalled) in line with the following.

                  B. The Company will return the most senior employee on layoff to such employee's former job classification, when an opening occurs in that classification, before placing the job up for bid provided the employee has specified in writing they would return to their former classification during the layoff interview.

                  C. In the event a job is posted and there are no bidders, the most senior employee on layoff will be recalled for that job in line with information provided in their layoff interview.

                  D. When the employee refuses to accept available work as outlined above, such refusal will terminate the right of recall and result in the loss of all seniority rights.

                  E.       RETURN FROM SURPLUS LABOR. Return From Surplus Labor
                           - if due to Seniority Rules in Section 7.03 B. above, an affected employee must go on surplus labor, the same rules would apply returning to open jobs.

                  F. If an employee is laid off longer than twelve (12) months, he/she shall have recall rights for an additional six (6) month period without loss of seniority. This additional six (6) month grace period for recall purposes only may not be extended for any other purpose and shall not be credited toward accumulation of seniority

         7.05 NOTICE OF RECALL. An employee on layoff who is recalled for work will be notified by overnight mail. Failure to report to the Employment Office within forty-eight (48) hours after the receipt of notice to report will result in the termination of seniority. Overnight letters to employees being recalled will read:

                  "Job available. Union Contract requires you report within 48 hours"

The burden of proving delivery of notice by overnight mail to the employee's last known address shall solely be that of the Company.

         7.06 CHANGE OF ADDRESS. It will be the duty of employees to keep the Company advised of any change of residence. Any employee who fails to do so or who fails to respond to the notice in section 7.05 shall have no recall rights to the then available job, but his seniority will not be forfeited until the Union has been notified of his failure to respond in which event the Union will have five (5) days in which to locate said employee. Failure on the part of the Union to locate the employee within the above five (5) days will mean forfeiture of all seniority rights by the employee involved.

         7.07 FURLOUGH. In order to provide a more reasonable work schedule for senior employees when hours are shortened due to business conditions, the Operations Manager (or appointed designee) will have the responsibility of placing on furlough those employees who are not needed to meet the daily production requirements. The furloughed employee(s) will be placed on surplus labor so as to make them eligible for unemployment benefits during the furlough period, if otherwise eligible. On a volunteer basis, the furlough will be conducted by classification, then shift and by seniority, starting with the most senior employee, without the bump/roll process. If the number of volunteers are insufficient, the furlough will proceed starting with the least senior employee by classification, shift and seniority, without the bump/roll process. The furlough will not be of a length that would allow for cessation of health benefits (except as in section B below), meaning that an employee must work at least one day in a given calendar month. The employee will make up their portion of premium contributions upon their return from furlough.

         A. If an employee is to be furloughed a continuous month, then the Company will make the employee's benefits contribution for that month.

         B. A furlough is not to exceed a time frame which would encompass more than one calendar month. Stated another way, a furlough cannot exceed a combination of two partial months (at least one day worked) plus one calendar month. Should business conditions warrant a longer time frame, then layoff language will be referenced.

         7.08 PROBATIONARY PERIOD. New employees shall be considered probationary employees until they have completed the probationary period of 60 days. During the probationary period an employee may be discharged at the discretion of the COMPANY with or without cause. Any employee who completes his/her probationary period shall commence his/her seniority as of the date of employment and his/her seniority shall remain in full force and effect and shall accumulate thereafter until terminated, all as herein provided. No employee shall be required to serve more than one (1) probationary period, provided such employee is rehired within one year. The Company, however, retains the right to terminate such employee in the event he or she has not demonstrated the ability to successfully perform the job within thirty (30) days of rehire.

         7.09 BIDDING. Any employee with greater than 60 days seniority is eligible to bid, except as noted in 7.09(A). The Company shall have the option not to repost a position which has been posted within the previous 60 days; provided, the company provides the Union President with all posted jobs and bidders to monitor compliance.

                  When it is necessary to fill a new job, such positions shall be posted by the Company on bulletin boards for twenty four (24) hours. All bids will be held in strictest confidence. At the end of this period, all bids will be reviewed with the Local President (or designee) and the Company shall fill this job with the qualified bidder having the greatest seniority. In the event an employee with from sixty (60) days to six (6) months seniority is the successful bidder, the company has the right to award or decline the bid. The determination of qualifications shall be exclusively a right of the Company.

         A. To be eligible for bidding purposes, an employee must have not successfully exercised the right to bid for at least twelve
                  (12) months. Successful bidder must not have had a final written warning within the last 30 days.

         B. Employees on the active payroll who are successful bidders on an open job will receive the base rate of the job they have bid on during their learning period.

         C. It is agreed that the successful bidder will be transferred to a new job as soon as possible; but in no case will he/she remain longer than three (3) weeks on his/her former job, during which time the Company will have the opportunity to provide a suitable replacement.

         D. Should the Company choose to withdraw a posted job that was successfully bid on, that job cannot be posted for sixty (60) calendar days. If posted prior to 60 days, the job will be awarded per the original bids.

         7.10     FAILURE TO SUCCEED ON BID JOB.

                  A. In the event a successful bidder is unable to satisfactorily learn the new job in accordance with the leaning curve, such employee may return to his/her former job, if available. If not available, such employee may:

                                    *        bump the least senior employee in
                                             the plant

                                    *        bump the least senior employee in
                                             Group 5 [See Pay Plus Bonus
                                             Addendum]

                                    *        bump the least senior in a job
                                             class for which previously
                                             qualified.

                  B. Employees may be disqualified from a job classification for bona fide physical reason, in which event they may bump the youngest in the plant or go on surplus labor. The term "bona fide physical reason" as used herein shall mean that the employee has a permanent physical disability or condition that prevents him/her from performing the job in a satisfactory manner and such disability is verified in writing by a licensed physician.

         7.11 DISQUALIFICATION FOLLOWING A BUMP, ROLL OR TRANSFER. [See Pay Plus Bonus Addendum] An employee placed on a job as the result of a bump, roll or transfer who fails to qualify in accordance with the learning curve, will be permitted to roll or bump the least senior employee in Group V or be placed on surplus labor. Employees who have been disqualified three (3) times will be terminated.

         7.12     COMBINED CLASSIFICATIONS.

                  A. [See Pay Plus Bonus Addendum] When posting the combined job classification, the rate of the highest classification will be used to determine the base rate. If all base rates are equal, an additional $.25 per skill will be added to the base rate once competence is demonstrated.

                  B. [See Pay Plus Bonus Addendum] Any employee assigned to his/her secondary skill must be assigned to such for a minimum of two (2) consecutive hours. The Company agrees that no more than one move will be made per day.

         7.13     TRAINING.

                  A. [See Pay Plus Bonus Addendum] The Company will train senior employees that request training in new jobs. Payment for training purposes will be at the existing labor grade rate of the new or old job, whichever is higher. When the employee earns piecework, he/she shall receive such.

                  B. [See Pay Plus Bonus Addendum] The Company has the right to train employees in any particular job grouping provided such employees are the youngest untrained in seniority.

         7.14     REFRESHING OF SKILLS.

                  Refreshing of Skills will be paid as follows:

                  less than 30 days off the job  =        No training
                  30 to 60 days off the job      =        8 hours training
                  60 days to 6 months off job    =        16 hours training
                  excess of 6 months off job     =        24 hours training

         7.15     SKILL GROUP CLASSIFICATIONS.

                          NEW CLASSIFICATION STRUCTURE
                                FOR ATLANTA PLANT

SKILL GROUP                CLASSIFICATION DESIGNATION                            WEEKS OF TRAINING
-----------                --------------------------                            -----------------
I                                   CUTTING

                                    A.  Matts, B/S                                      4
                                    B.  Slitter                                         4
                                    C   Overcast Borders                                4

II                                  SEWING

                                    A.  Matts, B/S                                      8
                                    B.  Overcast & Label                                8
                                    C.  Quilt Machines                                  8
                                    D.  Border Room                                    10
                                    E.  Sew Pillowtops/Matt Borders                     8


III                                 MATTRESS

                                    A.  Close Mattress                                  20
                                    B.  Hog Ring                                        4

IV                                  BOX SPRING

                                    A.  Assemble & Finish Wood Frames                   4
                                    B.  Top Off Construction                            4
                                    C.  Preload                                         4
                                    D.  Upholster B/S                                   6

V                                   INDIRECT LABOR

                                    A.  Inspection                                      2
                                    B.  Material Handlers                               1
                                    C.  Shipping                                        1
                                    D.  Receiving                                       1
                                    E.  Sweepers                                        1
                                    F.  Repairs                                         8
                                    G.  Packing Matts & B/S                             1

VI                                  MECHANICS

                  QUALIFICATIONS & TRAINING. Must successfully pass Department of Labor Standards for Apprentice or complete appropriate vocational school courses.

                  It is agreed that those currently in such classifications for one (1) year or more will not be required to meet DOL admission standards

VII                                 ULTRASONIC CONSTRUCTION

                                    A.  Ultrasonic Coil Operator                        8
                                    B.  Assemble Construction Operator                  6
                                    C.  Finish & Inspect Construction                   4


         7.16 APPROVED LEAVE. [See Pay Plus Bonus Addendum] Approved leave requires at least three working days notice. In the event of extreme emergency, an employee must call in to the Human Resources Manager and request the leave. Documentation must be presented the following day to the Human Resources Manager for approval. In the event of conflict over time needed, advance notice required, documentation to support the leave request, or other matters related to the application of the approved leave, the matter will be resolved by mutual consent of the Local 2401

President (or designee) and the Operations Manager (or designee). Employees will not be reimbursed, either in time or money, for approved leave time not used in a calendar year. Approved leave will be granted by the following schedule:

         Employees eligible for one (1) week vacation will be eligible for one
         (1) unpaid day per year;

         Employees eligible for two (2) weeks vacation will be eligible for one
         (1) paid day per year;

         Employees eligible for three (3) weeks vacation will be eligible for one (1) paid day and one (1) unpaid day per year;

         Employees eligible for four (4) weeks vacation will be eligible for two
         (2) paid days per year;

                  Approved Paid Leave will be reimbursed via the number of days of paid leave taken times the employee's average for incentive workers. For employees in a split classification, the higher rate will be applied. Day workers will be paid at their hourly rate.

         7.17 LEAVE OF ABSENCE FOR UNION ACTIVITY. The Company will not deny a request for a leave of absence to any employee accepting a position with the Union. A leave of absence for other purposes, if granted by the Company, may be granted for a thirty (30) day period, subject to the Company's review at the end of the thirty (30) day period.

         7.18 PROCEDURE FOR REHIRING FROM LEAVE OF ABSENCE FOR UNION BUSINESS. At the expiration of a leave of absence for Union business, such employee on request, shall be reinstated to the position he/she held prior to his/her leave of absence, provided request is made within sixty (60) days after such employee is available to return to work. If such position has been eliminated, then he/she shall be given other employment for which he/she is suited in accordance with his/her seniority rights.

         7.19    BUMPING (ROLLING) PRODUCTION AND MECHANICAL EMPLOYEES.

                  A. [See Pay Plus Bonus Addendum] No production employee, pieceworker, or day worker will be permitted to bump any employee in Skill Group VI, Mechanic, Machinist, Electrician.

                           No employee listed in Skill Group VI (above) will be permitted to bump a production employee, pieceworker or day worker.

                           The above does not limit employees from bidding on open jobs in Class VI, provided such employees have the basic qualifications when the bid is placed.

                           Should a person bid and subsequently be disqualified, such individual would return to the job he/she held prior to the bid, or bid on another open job, or bump to an open job. The above bid or bump would be permissible only if such were available at the time of disqualification.

                  B. Mechanic, Machinist Apprentice Program: No production employee, pieceworker, or dayworker will be permitted to bump (roll) any employee on the mechanic/machinist training program after the trainee starts on the training job.

                           No employee in the mechanic machinist training program will be permitted to bump (roll) a production employee, pieceworker or dayworker except in the event of disqualification. If disqualified, such trainee would return to the job he/she held prior to bidding on the training program or could bid on another open job or roll to an open job.

                  C. Mechanics will not be compelled to work outside their classification.

                  D. Memorandum of Agreement on Maintenance Leadman will remain as is with the exception that all increases granted under this contract will be added to the current rate.

         7.20 HIRING RATE & PROGRESSION. [See Pay Plus Bonus Addendum] All new employees will be hired at $8.00 per hour effective 10/16/97. Incentive employees will be paid hire rate or level of productivity, whichever is greater until the end of their probationary period. Hourly workers will be paid their hire rate until the end of their probationary period, at which time they will be paid rate of the job.

         7.21 WAR EMERGENCY. In the event of a war emergency, the parties agree to discuss revision of the seniority provisions of this AGREEMENT for the purpose of providing for such revision as may be necessary because of the employment conditions then existing.

         7.22 SENIORITY BONUS. All employees with eighteen (18) years or more of continuous seniority will be granted a seniority bonus of one (1) week's pay either at Christmas or at the time of their vacation, as the employee chooses.

                                  ARTICLE VIII

                                      WAGES

         8.01 HOURLY RATES. The Company and the Union have agreed upon the hourly base rates as set forth in Appendix I and II combined by Skill Group.

         8.02 GENERAL WAGE INCREASES.

                  A. A general wage increase of thirty-five (35) cents per hour for all employees will be granted effective October 16, 2001. The increase will also be applied to the previous quarterly average and paid effective November 1, 2001. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

                  B. A general wage increase of thirty (30) cents per hour for all employees will be granted effective October 16, 2002. The increase will also be applied to the previous quarterly average and paid effective November 1, 2002. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

                  C. A general wage increase of thirty (30) cents per hour for all employees will be granted effective October 16, 2003. The increase will also be applied to the previous quarterly average and paid effective November 1, 2003. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

                  D. A general wage increase of thirty (30) cents per hour for all employees will be granted effective October 16, 2004. The increase will also be applied to the previous quarterly average and paid effective November 1, 2004. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

         8.03 REACTIVATION OF OLD CLASSIFICATIONS. Whenever an obsolete classification is reactivated, it is understood that all intervening wage adjustments shall automatically be added to the original rate thereof.

         8.04 ESTABLISHMENT OF NEW CLASSIFICATIONS. [See Pay Plus Bonus Addendum] In the event it becomes necessary to establish a new classification, the Company and the Union shall meet for the purpose of reaching agreement as to the rate for such classification.

                  The Company and the Union, in an attempt to reach an Agreement, shall take into consideration similar classifications in the plant previously or presently in existence.

                  If the parties fail to reach an agreement within three (3) working days, the resolution of the rate will be moved to expedited arbitration (in accordance with the procedure outlined in ARTICLE III). The Company will assign a temporary employee at his average rate to the new classification who shall perform the operation until such time as an agreement is reached or is resolved by arbitration. When the rate of the disputed classification is agreed upon or resolved as provided above, the job will be filled in accordance with the terms of this agreement set forth in ARTICLE VII Section 7.09.

         8.05 BORROWED MAN. [See Pay Plus Bonus Addendum] When an employee is borrowed for the convenience of the Company and given a type of work to perform other than the type of work at which he/she is (normally) employed, then his/her rate shall be his/her average hourly earnings rate, provided such average is greater than his/her earnings on incentive or the day work rate for the work being performed. An employee will be paid the rate of the job if there is no work in an employee's job classification and they are offered work in another classification and accept such work.

                  No job may be filled by borrowed personnel for more than sixty
(60) days during any twelve (12) month period except by mutual Agreement between the Company and the Union, except in situations in which the training period exceeds sixty (60) days.

         8.06 AVERAGE RATE COMPUTATION. [See Pay Plus Bonus Addendum] Individual average hourly earnings rates for employees working in incentive classifications will be computed quarterly by dividing the total number of hours that the incentive worker has worked, including average rate payment, if any, into the total straight time earnings of that individual. The hours shall include the total hours of any incentive worker except those hours when the worker is in a holiday or vacation status, or time working any classification other than the worker's own. A copy of such average hourly earnings shall be made available to the Union. Each year the Company will advise the Union, in writing, the specific dates which determine the period of earnings on which averages are based.

                  In the event an employee has not established an average hourly rate due to the fact that the employee has not worked during the immediately preceding calendar quarter, then the employee's average rate shall be equal to the employee's average rate for the last quarter the employee worked.

         8.07     INJURED DURING WORK

                  A. [See Pay Plus Bonus Addendum] If an employee is injured in the plant while performing his work assignment and it is necessary for him to receive treatment by either the Company nurse or Company doctor during his regularly scheduled working hours, the Company shall pay for the time spent in the treatment of such injury on the day the injury occurred at his average rate if an incentive worker or his hourly rate if an hourly worker. If either the nurse or doctor certifies that such injured employee is unable to continue work because of such injury, the Company will pay for the balance of his scheduled shift at his average rate for incentive worker and hourly rate for hourly worker. If the doctor requests subsequent visit(s) during his regularly scheduled shift for the treatment of this injury, the Company will pay for the time spent in this treatment at the employee's average rate for incentive worker and hourly rate for hourly worker. To minimize employee inconvenience, such subsequent visits will be scheduled, if possible, during the employee's regular shift. However, where a second or third shift employee is injured on the job and subsequently requires additional treatment for this injury, then such visits shall be scheduled by the Company's

                           Personnel Department at a time consistent with the treating doctor's office hours.

                  B. The employee will be clocked out in time to make the appointment as scheduled. When the employee leaves the doctor or nurse, he/she will receive a release form that will show the completion time of the appointment. Upon returning to his/her department, the employee will present this form to his/her supervisor and will be clocked back in for return to work.

                  C. It is agreed that for all such visits off the Company premises, upon request, the Company will furnish transportation if the employee is unable to drive or has no means of transportation.

                  D. None of the sections of this paragraph are to be so construed that benefits will inure in addition to or pyramiding on disability payments or workers' compensation payments.

         8.08 PAY SHORTAGES. Employees who establish a shortage in pay, due to Company errors, shall receive a special check provided the amount is in excess of ten dollars ($10.00) within twenty-four (24) hours after such shortage has been established. Special checks for pay shortages due to employee error, such as not turning in piecework paperwork at end of shift, will not be granted.

                                   ARTICLE IX

                             STANDARD ALLOWED HOURS

         9.01 INCENTIVE COMPENSATION PLAN. [See Pay Plus Bonus Addendum] It is agreed that the Company, at any time, may install an incentive compensation plan in any operation, job, or variation of any operation or job where, in its judgment, such a plan is practicable. When an incentive program is implemented the Company will provide the incentive earnings opportunity for the Plant as a whole that will approximate the incentive earnings opportunity which existed prior to the implementation of the new incentive program. Such incentive compensation plans, when established, may be made applicable to individuals or groups of individuals and will provide for skilled employees an incentive earnings opportunity for increased productivity. Effective October 15, 1982, the standard allowed hour system will replace the price per piece (piecework) system. It is recognized by the parties, however, that certain bonus plans such as packing, pre-loading, off-bearing, and allocating (shipping), and ultrasonic, etc. may nevertheless continue, inasmuch as special circumstances make it difficult to effect a conversion to SAH at this time.

         9.02 NEW OR VARIED JOBS AND OPERATIONS. [See Pay Plus Bonus Addendum] If a new job, new operation, or variation of an existing operation is set up, the supervisor shall notify the shop steward and the operator's experience time shall begin on the date of this notification.

                  Whenever time studies are necessary, the floor observations of the Company's Time Study Engineer will be of at least thirty (30) minutes duration in order to assure a representative sample of the job. The operator who is to be time studied or analyzed will be paid his/her average hourly rate until a new standard is submitted.

                  The Company shall select an average operator or as close to average as possible, for time study methods analysis. Average is defined as an operator working at a normal pace, under normal working conditions, with the skills required for the specific job. Until a new standard or incentive value is submitted, the employee who works on a unit for which there is no standard or standard allowed hour will be paid his/her average hourly rate for such unit.

         9.03 STANDARD ALLOWED HOURS. [See Pay Plus Bonus Addendum] In all cases, the SAH will be determined by dividing the TOTAL STANDARD MINUTES by a SIXTY (60) MINUTE HOUR.

                             SAH per piece    =        TSM
                                                       ---
                                                              60

                  The Basic Rate of the Classification will be as stated herein.

                  The BASIC PRODUCTION EXPECTANCY will be determined by dividing a SIXTY (60) MINUTE HOUR by the TIME PER PIECE at one hundred percent (100%) rating increased by a ten percent (10%) rest, fatigue, and delay allowance (effective 10/16/94, the RFD factor on new or revised standards shall be twelve and one-half percent (12.5%)).

                  Basic Production Expectance                 =        60 MINUTE HOUR
                                                                       --------------

                                                                        100% Time/Piece Allowance Plus 10% RFD
                                                                        Allowance (12.5% on new or revised standards
                                                                        after 10/16/94)

                  Basic Production Expectance x SAH = Hours Earned
                  Hours Earned x Base Rate = Rate per Hour

                          Example of Incentive Earnings
                      OPPORTUNITY OFFERED BY ABOVE FORMULA
                      ------------------------------------
                  .1362 SAH         =       TSM OF 8.1738
                                            -------------
                                            60 Minute Hour

                  7.3405 Pieces per hour
                  Basic Production Expectancy                 =        60 MINUTE HOUR
                                                                       --------------
                  (Cycle base minutes)                                 7.4307 (100% Time/Piece) plus
                                                                         .7431 (10% RFD Allowance)
                                                                       -------

                  TSM                                                  8.1731 (Total Standard Minutes)

                  A.       7.3405 pieces/hour 100% at 25% incentive pace equals 9.1756 pieces/hour

                  B.       9.1756 pieces @ SAH .1362 = 1.25 hours earned

                  C.       Base Rate - $6.18

                  D.       1.25 hours earned x Base Rate 6.18 = $7.72/hour

                  E.       Earnings/Hour    7.72
                                            ----
                           Base Rate                 6.18 = 125% incentive

                           Earnings opportunity at +25% incentive pace


         9.04     WRITTEN CONFIRMATION AND EFFECTIVE DATE OF SAH.

                  A. It is agreed that, whenever an SAH standard is computed, it shall be submitted in writing to the operator and become effective immediately. this computation may consist on an actual clocking of the work or an analysis of previous standards or records of comparable or similar work. The Company will furnish a complete written prescribed job methods description to the Union whenever new standards or revised standards are submitted. Once such job methods change is submitted in writing, the Company has a ninety (90) day period in which to adjust the time in the event such adjustment is necessary. If such time value is neither adjusted by the Company nor grieved by the Union, neither party can expect revision of such change after the expiration of ninety (90) days. No standard changes can be effected without a written job methods change.

                  B. The written confirmation referred to above will indicate whether the standards were developed from a clocking analysis, local plant standard data, or a combination of time study and data.

         9.05 PROCEDURAL INTERPRETATION OF SECTION. [See Pay Plus Bonus Addendum] Current standards are guaranteed unless the Company makes a change in method, means, process, equipment, production conditions, or product design. Where such change results in an addition to the standard task time, an adjustment will be made to proportionately reflect the change.

                  In those instances where the change results in greater output, the time will be proportionately adjusted to reflect the diminution in task time. Thus, standards will be revised to reflect the changes of the job, operation, or variation of any operation in the degree the change in the task affects the standard upward or downward.

                  Where the change represents less than five percent (5%) of the cycle base minutes, the Company will use standard data from its bank of appropriate basic time study standards in determining the new task time reflecting the change. The Company may restudy the operation in those instances where the elements of work affected by the revised method exceed five percent (5%)
of the originally submitted cycle base minutes of the entire task. In those instances where there was no original time study taken, where standards were set by negotiations, or where element breakdown was not measured, or where the additions and deletions are not sufficiently distinct to permit addition or subtraction from work content, the Company will develop time from a restudy of the entire operation. Every time a change of sufficient impact to justify a modification of standard is contemplated, all other changes from the time the standards were last established will, of course, be included in the new measurement of the task. It is contemplated that there will be occasions where preceding and succeeding elements will be affected by change. Similarly, it is contemplated that preceding and succeeding operations for classifications may be affected by a change. In those instances, it will be necessary to measure and modify the impact of such change. Once the appropriate addition or deletion is developed, such time will be translated into an SAH on the basis of current labor grades or basic rates.

                  In order to preserve the integrity of earnings as well as integrity of job methods and product quality, it is agreed that neither the supervisor nor the employee can change the prescribed method of performing the incentive task. All changes and resulting standards, in order to become effective and binding, must be initiated in writing by the Time Study Department. For identification purposes, the Company, on October 15, 1973, installed an administrative procedure on all new time studies which enables a departmental shop steward or other designated Union official to sign a copy of such new standard data or chart issued as a consequence of such new time study.

         9.06     GRIEVANCES REGARDING INCENTIVE STANDARDS

                  A. [See Pay Plus Bonus Addendum] Before submitting any grievance on an SAH standard, the operator will work at the submitted standard for a period of at least thirty (30) calendar days.

                  B. [See Pay Plus Bonus Addendum] If, after thirty (30) calendar days from the date on which the standard is submitted, the operator(s) is not satisfied with the standard, such operator(s) shall have the right of protesting said standard by submitting a written complaint in accordance with the grievance and arbitration procedure of this Agreement, provided this right is exercised within a period of ninety
                           (90) calendar days from the date the standard was originally submitted. Failure to exercise this right of protest within the above-described ninety (90) calendar days shall constitute an automatic acceptance of the submitted standard. Whenever a standard has been automatically accepted by failure of the Union to initiate action under the grievance and arbitration procedure within ninety (90) days, no new grievance can be submitted in connection with this particular standard. A resolution of grievances over incentive standards shall be retroactive to the date the protested standard was originally submitted.

                  C. If the Company Time Study Department finds no error in the submitted standard and the matter is still in dispute, then it may be processed in accordance with the grievance and arbitration procedure to determine whether or not the standard as established is contrary to the provisions of this Agreement.

                  D. It is agreed by the parties hereto that in the case of disputes concerning the accuracy of the Company's clocking analysis the impartial chairman described in
                           Section 3.07 must be a qualified time study engineer. The findings of the impartial chairman shall be final and binding on both parties and shall be retroactive to the date the SAH was originally submitted.

         9.07 AVAILABILITY OF TIME STUDY DATA. The Company agrees that it will conform to the law with respect to making available such time study data as may be needed by authorized Union officials from time to time in the course of processing grievances under this Agreement with regard to incentive standards. It is agreed that such data will not be misused and that it will be kept strictly confidential so as to insure that Company means, methods, and production processes will never be revealed to parties not bound by this Agreement. The Union time study engineer and the Company time study engineer will meet for the purpose of resolving the question of unsupported time study back-up data.

         9.08 UNION TIME STUDY ENGINEER. When the Union desires to have a designated time study engineer visit the plant in order to verify Company standards or job content as the consequence of a grievance by that Local Union, the procedures will be as follows:

                  A. The Union counsel shall write the Company Senior Vice President - Human Resources suggesting a list of dates a minimum of two (2) weeks prior to the proposed visit.

                  B. The Company designee will respond by either selecting from the Union list or by offering alternative dates.

                  C. Once the above two (2) designees complete arrangements, they will notify their respective local Company and Union representatives the agreed upon dates for the visit.

         9.09 STANDARD DATA. Consistent with the mutual desire of the parties to minimize or eliminate the grievances and problems now inherent in work measurement via stop watch and also the attendant difficulties occasioned by disagreement over pace determination, the Company will, whenever feasible, set incentive job standards by use of pre-determined, pre-leveled time values, i.e., use of a data bank.

                  To ensure greater objectivity, the Company will detail and define more completely the methods involved in each operation.

                                    ARTICLE X

                                  PAID HOLIDAYS

         10.01 HOLIDAYS OBSERVED. The following paid holidays shall be celebrated:

                                    New Years
                                    Day Martin Luther King's Birthday
                                    Good Friday
                                    Memorial Day
                                    Fourth of July
                                    Labor Day
                                    Wednesday before Thanksgiving
                                    Thanksgiving Day
                                    Friday after Thanksgiving Day
                                    Last work day before Christmas
                                    Christmas Day

         10.02 ELIGIBILITY. In order to receive holiday pay, an employee must have sixty (60) days or more of service and must have worked the full scheduled day before and after the holiday except in the case of sickness to the individual and evidence of such sickness supported by a doctor's certificate and unless excused by the Company.

         10.03 SICK LEAVE . When an eligible employee is on sick leave, he/she shall receive pay for one such holiday. An employee on an approved leave of absence as described in Section 13.01 of this Agreement will not receive holiday pay.

         10.04 HOLIDAY PAY. Holiday pay shall be included in the pay check for the pay period in which the holiday falls.

         10.05 HOLIDAYS DURING APPROVED VACATION. When any of the above holidays falls within an eligible employee's approved vacation period and the employee is absent from work during his regularly scheduled work week because of such vacation, the employee shall be paid for such holiday in addition to vacation pay and shall have such day off.

         10.06 MULTIPLE HOLIDAYS ON SAME DAY. If any two (2) or more of the paid holidays shall occur on the same day, the employee will be paid for each of said holidays but shall have only one (1) day off.

         10.07 HOLIDAYS ON SUNDAY. When any of the paid holidays falls on Sunday and the day following is observed as the holiday, the latter day shall be the paid holiday.

         10.08 HOLIDAYS ON SATURDAY. The parties agree that whenever a holiday falls on Saturday it shall, at the discretion of the Operations Manager, be celebrated on either the preceding Friday or the following Monday. Notice of the date selected will be posted two (2) weeks in advance. In the above situation, no work will be scheduled on such Saturday to avoid holiday premium pay.

         10.09 PAY RATE. [See Pay Plus Bonus Addendum] Holiday pay will be at eight (8) times the employee's average hourly earnings rate as computed in section 8.06 for incentive workers; day workers will be paid at eight (8) times the employees regular day work hourly rate. Shift premium shall be included in holiday pay computation for eligible employees. The following conditions apply to receive holiday pay:

         A. Any employee required to work on the above mentioned holidays will receive time and one half pay for work actually performed plus eight (8) hours at his average hourly straight time earnings.

         B. The time allowed for holidays and not actually worked by employees shall be included in determining the number of hours worked during the week with respect to overtime compensation.

         10.10 OVERTIME AND PREMIUM PAY. For purposes of computing overtime and premium pay, holidays herein designated shall be regarded as days worked in the week in which they occur whether or not work was actually performed during such hours.

         10.11 PLANT SHUTDOWN. If for any reason beyond the control of the employees of the Simmons Company, Atlanta Works, the entire plant is shut down for a period of one week, during which a holiday occurs, eligible employees will receive compensation for the paid holiday involved.

         10.12 In conformance with Federal law enacted in 1968 and effective 1/1/71, certain Mondays shall be observed as legal holidays - Memorial Day (last Monday in May) and Labor Day (first Monday in September).

                                   ARTICLE XI

                                 PAID VACATIONS

         11.01 VACATION. The Company will grant paid vacation to employees as follows:

                  (a) Employees with from one (1) to three (3) years of continuous service shall receive an annual week of vacation with pay for forty (40) hours if otherwise eligible;

                  (b) Employees with three (3) to twelve (12) years of continuous service shall receive two (2) weeks of vacation with pay for eighty (80) hours if otherwise eligible;

                  (c) Employees with twelve (12) to eighteen (18) years of continuous service shall receive three (3) weeks of vacation with pay for one-hundred twenty (120) hours if otherwise eligible;

                  (d) Employees with eighteen (18) or more years of continuos service shall have the option of taking a fourth week of vacation in lieu of the seniority bonus (section 7.22) if otherwise eligible. Selection of the fourth week will be at a time convenient to the Company.

                  (e) Full vacation benefits will be paid to those who are otherwise eligible in the following circumstances:

                           (1) To the employee's estate in the event of the death of the employee;

                           (2) To the employee in the year of his or her retirement.

                  (f) The Company will pay one additional week vacation pay at vacation rate for employees with twenty five (25) or more years of seniority with no additional time off.

         11.02 PAY RATE. Pay for each week of vacation will be figured at forty
(40) times an employee's average hourly earning rate of the previous quarter if an incentive worker and the employee's regular hourly rate if paid on an hourly rate, excluding overtime premiums.

         11.03 PLANT SHUTDOWN AND STAGGERED VACATION. The Company shall notify the Union, no later than January 1 of each vacation year, whether the plant will shut down or whether there shall be staggered vacation on an individual employee basis. Prior to January 1 of each year, vacations for eligible employees will be scheduled by classification and seniority in accordance with period January 1 to December 31. If the Company decides on plant shutdown, those employees who had their vacation time earlier and are not eligible for any more vacation time during the year, and not required to work during the shutdown, will be furloughed during the plant shutdown.

                  The Company may elect to ship finished products, modify, maintain, or install equipment and manufacture process or finished product in order to balance work flow, satisfy customer needs, or balance production schedules and stock during a shutdown for vacation purposes.

         11.04 ELIGIBILITY. Eligibility for vacation will be determined by measuring the year of earned vacation benefit pay from the anniversary date of hire, rather than by calendar or fiscal year.

         11.05 SCHEDULING OF STAGGERED VACATIONS. If vacations are staggered, then vacations for eligible employees will be scheduled by classification and seniority in accordance with anticipated production requirements during the period from January 1 to December 31, except that third and fourth weeks of vacation for eligible employees may not normally be scheduled during the months of May, June, July, August and September. Employees shall indicate in writing on a form furnished by the Company their preferences for vacation dates during the month of December of each year. At that time also, employees eligible for a third week's vacation who wish to receive money in lieu of vacation and employees eligible for the seniority bonus who wish to take vacation time off in lieu of the bonus shall so indicate on the form. Vacation time will not be altered except when operational needs are affected by illness. Exceptional cases of third or fourth week vacations during the period of May, June, July, August and September may occasionally be arranged when the Staff Representative or Local Union Unit Chairperson can mutually agree to such with the Operations Manager or the Labor Relations Specialist.

         11.06 NO ACCUMULATION. Employees may not accumulate vacation benefits but must take them when eligible. Hardship cases may be considered and money may be taken in lieu of vacation provided the Company will advise the Union of the reason for such prior to payment of the vacation money to the employees involved.

         11.07 SHIFT PREMIUM. Shift premium will be included in vacation pay computation for employees otherwise eligible.

                                   ARTICLE XII

                                 INVENTORY WORK

         12.01 PREFERENCE. In selecting the employees needed for inventory purposes, preference will be given to those employees best suited to do the work. Division superintendents may assign unqualified day workers to material handling, cleaning, etc.

         12.02 PAY RATE. [See Pay Plus Bonus Addendum] Day workers will be paid the rate of their classification for all inventory work.

         12.03 PIECEWORKERS. [See Pay Plus Bonus Addendum] Whenever pieceworkers are to be used for taking inventory, they shall be used in departments in which they are familiar with the items to be inventoried. Pieceworkers who are selected will receive their average hourly rate, unless otherwise mutually agreed.

                                  ARTICLE XIII

                                LEAVE OF ABSENCE

         13.01 LEAVE. It is mutually agreed that any employee asking for a leave of absence will be granted such leave at the exclusive discretion of the Company. Leaves of absence will be granted provided an employee can be spared without loss of production or other serious inconvenience to the Company. Leave of absence will be for a period of thirty (30) days and will be reviewed by the Company at the expiration of each thirty (30) day period. When a request for a leave of absence has been denied by the Company, the Union can discuss the subject with the Plant Manager if they feel the denial is unreasonable. The Company agrees to give due consideration to Union request.

         13.02 RETURN. On the return of an employee from a leave of absence, he/she shall be returned to work consistent with Section 7.04 E.

                                   ARTICLE XIV

                               USWA PENSION TRUST

                  USWA Pension Trust provides employees represented by the Union with certain pension benefits as are from time to time determined by the Trustees. The parties to this Agreement desire that the pension benefits now granted and which may hereafter be granted by the Trustees be provided to the employees covered by this Agreement.

                  The Company agrees, therefore, beginning with the month of November 1988, and for each month thereafter for the duration of this Agreement, to contribute, by no later than the tenth (10th) day of each month, to the USWA Pension Trust a sum of money in an amount equal to six percent (6%) of the total gross earnings accrued during the immediately preceding calendar month by all the employees who were covered by this Agreement during the said immediately preceding calendar month, including the total gross earnings of any such employee whose employment was terminated during the said immediately preceding calendar month. The Company shall transmit to said Trust, with each contribution, a "Contribution Report," on the form furnished by the Trust which the Company shall report the names, hire and termination dates as applicable, and total gross earnings of all such employees during such calendar month. The Company further agrees to supply to the Trust such information as may from time to time be requested by it in connection with the benefits provided by said Trust to said employees. The parties agree, however, that the coverage of a newly employed employee shall not begin until the first day of the first calendar month following the expiration of twelve (12) months from the commencement of this employment, meaning that in calculating the contribution due hereunder for the first twelve (12) months of coverage for the said newly hired employee, his/her total gross earnings for the entire preceding twelve
(12) months shall be considered. Thereafter, the Company will make contributions each calendar month. This exception for newly employed employees shall not apply in the case of employees who have been previously covered under the USWA Pension Trust in which event the Company shall report such employees and make contributions as required herein beginning with the first calendar month following the date of the commencement of such employment.

                  For the purposes of this clause only, a part time employee is defined as one who is employed to regularly work less than the number of hours established as the regular work week, which definition does not include regular full time employees who are employed to work a full work week but who might be working shorter hours due to lack of work, sickness, etc. Part time employees shall not receive coverage hereunder nor shall their earnings be considered in calculating the contributions due hereunder. For the purposes of accurate record keeping, however, part time employees shall be listed on the contribution report and their total gross earnings shown. Nothing in this clause shall be construed as an affirmation or negation of the Company's right to employ part time employees or as an indication of what other clauses of this Agreement might or might not apply to certain employees.

                  In the event there is a default in the payment of contributions as required herein, the payment thereof may be enforced by either process of law or arbitration and if either suit or arbitration is initiated, the debt owing to the Fund shall be increased to include the cost of suit and/or arbitration and an attorney's commission of ten percent (10%) of the payments then in default.

                  In consideration of the Company's aforesaid contributions to the Trust as herein above provided and for so long as the Company's participation in the Trust is accepted by the Trustees, the Trustees will, beginning with the date of receipt by the Trust of the Company's first said contribution and continuing for such part of the duration of this Agreement as the Company fully complies with the terms of this clause in all respects, extend and make available to employees covered by this Agreement the pension benefits for which such employees are eligible under the Declaration of Trust, as amended from time to time, which is by this reference incorporated herein and made a part hereof. If, during the life of this Agreement, the Company's participation in the Trust is rejected or terminated by the Trustees, this clause shall be null and void and this Agreement shall be reopened and negotiations between the parties entered into, but only as to the subject of the establishment of other benefits in place of the USWA Pension Trust, but at a cost of the Company not to exceed to the cost of the contribution hereunder.

                                   ARTICLE XV

           THE UNITED STEELWORKERS OF AMERICA HEALTH AND WELFARE FUND

The Company will allow retired employees to continue Health Benefits until such time as the retiree reaches medicare eligible age, provided the Steelworkers Health and Welfare Fund allows such participation, and further provided the retiree pays the full premium for the coverage, and further provided the only obligation or responsibility of the company is to accept and forward the retirees full premium payment to the fund. The company shall not be liable for any actions under this provision.

The procedure listed above will continue for a maximum of 24 months at which time The Steelworkers Pension Fund will begin making the required deduction from the pension payment of the retiree and submitting payment to the Health ad Welfare Fund

         15.01 BENEFIT PLAN(S). The parties to this Agreement desire that the benefits now granted by the Board of Trustees of The United Steelworkers of America Health and Welfare Fund, hereinafter "Fund," in their plan of benefits designated as Medical Plan E, Prescription Drug, Dental Plan, Accidental Death and Dismemberment and Short Term Disability as more fully described in the Participation Agreement be provided to the employees employed in the Union's bargaining unit.

         15.02 CONTRIBUTION RATES. The month for which the contribution is due is referred to as the "benefit month" and the month immediately preceding the benefit month is referred to as the "wage month." The Company shall each and every benefit month make the following monthly contribution to the Fund on each and every eligible employee who elects benefit coverage.

         EFFECTIVE 11/1/2001, THE HEALTH INSURANCE PREMIUMS FOR EMPLOYEES WILL BE AS FOLLOWS:

                  EMPLOYEE ONLY COVERAGE                  MEMBER PLUS ONE                  FAMILY
                  --------------------------------------------------------------------------------
                  PPO     $32.00/month                    $  65.00/month                $  90.00/month
                  Plan E  $85.00/month                    $ 178.00/month                $ 234.00/month

                  The cost sharing ratios for any increase in premiums up to the 5% cap shall be those ratios as determined by the ratios effective November 1, 2001.

                  The Employer and the Union shall have the right to confirm any increase or decrease in contribution rates occurring during the term of this Agreement. The Fund shall provide the Employer and the Union with information, including carrier reports and other source documentation, reasonably necessary to confirm such rate changes. Moreover, if requested the Fund will make a personal presentation on an annual basis of any increases or decreases in contribution rates. Any increase in total insurance premium costs in the second year which exceeds five (5%) percent over the total insurance premium costs in the first year will give the Company the option to cease participation in the USWA Health and Welfare Fund. This same option will apply if the total insurance premium costs in the third year exceed by more than five (5%) percent the total insurance premium costs from the second year and similarly if the fourth year exceeds the third year by more than five (5%) percent. If the Company opts out, the Company and the Union reserve the right to review the plan and mutually determine continuation of coverage through a plan offering comparable coverage.

         15.03 ELIGIBILITY. Eligible employees are all full time employees employed within the Union's bargaining unit who have completed thirty (30) days employment prior to the first calendar day of the benefit month. The term also includes eligible employees who did not work at all during the wage month for any of the following reasons:

                  A. Disability due to sickness or accident, up to a maximum of six (6) months per disability;

                  B.       Vacation; or

                  C. Attendance at Union or fund Convention, seminar or grievance hearing.

                  The Company is not required to make a contribution on an employee whose employment is terminated during the wage month.

         15.04 EMPLOYEE CONTRIBUTIONS. Each such employee must, in writing, authorize the Company to deduct the employee's contributions from the employee's wages and to transmit same to the Fund. When supplied with such a written authorization, the Company agrees to make the required deductions and to promptly transmit same to the Fund. Employee contributions are due at the same time as the Company contributions.

                  Employees who refuse or neglect to provide the Company with the necessary written authorization to deduct the required employee contributions will receive no Fund coverage. In those cases in which an employee has supplied the Company with the required written authorization but because of lack of wages the Company is unable to deduct the employee contribution for a particular benefit month, it is the obligation of the employee to pay, in a timely fashion, to the Company for transmittal to the Fund the required employee contribution. The coverage of such an employee failing to make the required payment on time is automatically terminated. Employee pre-tax co-pay will be deducted on a weekly basis.

         15.05 SICKNESS AND HEALTH AND LIFE INSURANCE. For those eligible employees who do not elect medical and dental coverage during the defined time period, the Company will make a monthly contribution to the Fund of $70.62 for sickness and accident coverage and life insurance coverage as provided by The United Steelworkers of America Health and Welfare Fund Trust.

         15.06 PAYMENT OF CONTRIBUTIONS. Contributions are due from the Company on the tenth (10th) day of the benefit month, commencing with the month of November 2001 and each and every month thereafter so long as this Agreement is in force.

         15.07    COVERAGE.

                  A. HOSPITAL AND MEDICAL BENEFITS. Coverage for newly hired employees and any named dependents will begin on the first (1st) day of the month following completion of thirty (30) days of employment. Previously covered employees shall be covered the first (1st) day of the calendar month following their return to work.

                  B. DISABILITY BENEFITS. Newly hired employees shall be eligible for sixty percent (60%) indemnity payment if disabled after completing six (6) months of employment.

                  C. These provisions for newly hired employees shall not apply in the case of those employees who have been "previously covered" under the Fund. Such employees and their dependents shall be eligible for all benefits from the date of hire.

         15.08 ELECTION OF CATEGORY OF COVERAGE AND RIGHT TO CHANGE. Employees shall elect a category of coverage no later than the first day of the calendar month following the completion of thirty (30) days employment. This election may be changed only as provided for in the Plan. Newly born children must be enrolled within thirty-one (31) days of birth.

         15.09 REQUIREMENTS. The Company shall transmit to the Fund with each contribution a contribution report on the form furnished by the Fund on which the Company shall report the names, status, hire and termination dates as applicable, as well as the total gross earnings of each eligible employee during the wage month.

                  The Company further agrees to supply to the Fund such further information as may from time to time be requested by it in connection with the benefits provided by said Fund to said employees and to permit audits of its books and records by the Fund for the sole purpose of determining compliance with the terms and conditions of this Agreement.

         15.10 HOLD HARMLESS. The Company agrees solely to make the contributions required by the terms of this Agreement. The Union and The United Steelworkers of America Health and Welfare Fund agree to hold harmless and indemnify the Company from any and all claims, grievances, lawsuits, actions at law or inequity relating to the Plan except a claim that the Company has not paid the contribution required by this Agreement.

                  The Company does not agree to be bound by, and expressly disavows any obligations imposed upon the Company by, the provisions of any Trust Agreement or other document pertaining to The United Steelworkers of America Health and Welfare Fund to which the Company is not a signatory party.

         15.11 REINSTATEMENT OF COVERAGE. The Fund may, in its sole discretion, elect to reinstate coverage either retroactively or prospectively or both once the amounts owed to the Fund by the Company are paid in full. If coverage is reinstated prospectively, there shall, nevertheless, be no coverage for illnesses first manifested during the ten (10) day period following the date of reinstatement.

         15.12 PART TIME EMPLOYEES. For the purpose of Fund coverage, a part time employee is one who is hired to regularly work less than the number of hours established as the regular work week in this Agreement, which definition does not include regular full time employees who are hired to work a full work week but who might be working short hours because of lack of work, sickness, etc. Part time employees shall not receive Fund coverage nor shall the Company pay a contribution for such employees. Nothing in this clause shall be construed as an affirmation or negation of the Company's right to hire part time employees.

         15.13 AUDIT RIGHTS. The Company shall have the right to audit The United Steelworkers of America Health and Welfare Fund periodically.

         15.14 AVAILABILITY OF BENEFITS. In consideration of the Company's aforesaid payment to said Fund as herein above provided, the Union warrants the Board of Trustees of The United Steelworkers of America Health and Welfare Fund will, beginning on the date of receipt by the Fund of the Company's first said payment, and during such part of the life of this Agreement as the Company fully complies with the terms of such Agreement in all respects, extend and make available to Company's said employee the benefits for which employees are eligible under the above-designated benefit plan. No benefits will be paid or services furnished to any employee or employees for whom the Company has not paid the required contribution to the Fund except as, and only to the extent otherwise required by an applicable state disability benefit insurance law.

                                   ARTICLE XVI

                                  JURY SERVICE

                  [See Pay Plus Bonus Addendum] Any employee duly called to perform his civic duty to serve on a jury panel shall be compensated by the Company for the difference between the daily jury pay and average hourly earnings as computed in Section 8.06 if an incentive worker or the hourly day work rate for the classification if a day worker of the employee based on an eight (8) hour work day. Any employee who is excused from serving shall not be required to report to his job to complete a partial shift. In the event the employee has been excused for a full day, he shall report to his job and continue working until told to report again for jury duty.

                                  ARTICLE XVII

                                 BEREAVEMENT PAY

         17.01 DEFINITION. Bereavement pay will be granted up to a maximum of three (3) days for time lost due to death in the immediate family. Immediate family is defined as mother, mother-in-law, father, father-in-law, grandparents, brother, half brother, sister, half sister, grandchildren, spouse, or child. No pay shall be granted if an employee fails upon request to furnish the Company with reasonable proof of death and relationship.

         17.02 PAYMENT. [See Pay Plus Bonus Addendum] The pay for such loss of time from work will be for eight (8) hours, straight time at the employee's previous quarter average hourly rate if an incentive employee and at the classification rate of pay if a day worker.

                                  ARTICLE XVIII

                                 BULLETIN BOARDS

         18.01 BULLETIN BOARDS. The Union may put up bulletin boards at locations specified by the Company for the following non-controversial Union announcements:

                  A.       Notice of Union recreational or social affairs;

                  B. Notice of Union nominations or elections and results of such elections and nominations;

                  C.       Notice of Union appointment;

                  D.       Notice of Union meetings;

                  E. Notices pertaining to the USWA Health and Welfare and USWA Pension Programs.

         18.02 POSTING OF NOTICES. The Union agrees that all notices so posted as above stated shall be signed by the Secretary or other authorized officer of the Union and he alone shall have the power to post such notices on behalf of the Union and further agrees that notices are to remain on the bulletin board for a period of not more than two (2) weeks.

                  Before any notices are posted in accordance with the foregoing, a copy of such notice shall be delivered to the Company Operations Manager, or to the Labor Relations Specialist where there are such officials. Any of the aforementioned representatives of the Company may remove from the bulletin board any notice which does not conform to the requirements of this Article.

                                   ARTICLE XIX

                                 MILITARY CLAUSE

         The Company agrees to comply with all applicable laws relating to re-employment rights of employees called or volunteer for military duty.

                                   ARTICLE XX

                              EMPLOYEE BIRTHDAY PAY

                  Each employee who meets the requirements for holiday eligibility will receive an additional eight (8) hours pay (computed as per Section 10.09) during the week in which his birthday occurs, even though he may be on vacation or absent due to illness or accident. Should the birthday fall on a Saturday, Sunday, or holiday, the employee will nevertheless receive the abovementioned eight (8) hours pay. In the event an employee desires to take a day off from work on his birthday in lieu of eight (8) hours pay, he may do so only if he gives five (5) working days prior notice to his supervisor. The above will be administered so as to permit an employee to select a day off in the event his birthday falls on a Saturday, Sunday, or holiday. Employees on layoff status will not be eligible for birthday pay if such birthday falls later than fifteen (15) calendar days following the layoff.

                  Employees who are eligible for birthday pay and elect to receive pay in lieu of a day off by January 1 will receive a $100 birthday check, exclusive of payroll deductions. If not elected by January 15, the appropriate clauses of the contract will apply.

                                   ARTICLE XXI

                                  LEGAL COUNSEL

         Whenever the Union or the Company desires to have outside legal counsel present at any meeting between the Union Bargaining Committee and the Company, it shall notify the other party.

                                  ARTICLE XXII

                                GROUP OPERATIONS

         In group or team operations, employees will not split their earnings, unless it is mutually agreed between them that they do so.

                                  ARTICLE XXIII

                    MECHANIC & MACHINIST APPRENTICE TRAINING
                     SCHEDULE AND PAY RATE PROGRESSION SCALE

                           Effective October 16, 2001

Hired at                            $15.15

After 30 days increased             $15.35                    if satisfactory

After 90 days increased             $15.50                    if satisfactory

After 6 months increased            $15.85                    if satisfactory

After 12 months increased           $16.00                    if satisfactory

After 18 months increased           $16.15                    if satisfactory

After 2 years increased             $16.45                    if satisfactory

After 30 months top of bracket      $17.10                    if satisfactory

                 Base rate for all current mechanics will be $16.75 plus the general increase, effective October 16, 2001.

                  For the above training schedule, the determination of qualifications shall be exclusively a right of Management. However, if the bidder is qualified at the time he/she gets the job, he/she will not come under the training schedule and will receive the top rate of the classification. The expectation is that mechanics will be qualified in all key areas of the plant.

                  There will be additional areas of certification. These certifications will be from a pre-approved source. The certifications/courses will be the basis of those mentioned below, but not limited to those. The Company and the Union will agree upon additional certifications/courses and rates not mentioned, and the number of mechanics to be certified.

                  To be eligible for the agreed upon increases for certification the employee must satisfy the following:

                  1.       All courses or tests must be pre-approved.

                  2. All courses or tests will be taken on employee's own time.

                  3. Employee must certify with a minimum grade or equivalent of "C," in accordance with the Company policy.

                  4. Tuition fees will be in accordance of the Company policy.

                  The categories are and will contain the following:

                  1. Electrical (Circuitry, Basic Electricity/Trouble shooting and PLC)

                  2.       Welding (Tig/Mig and Acetylene)

                  3. Additional skill/certifications will be agreed upon by the Company and Union.

         Testing out for certification in lieu of coursework for any agreed upon prior mentioned skill would suffice.

         Pay Rate for Certification will be:

         1.  Electrical             $1.75 over the base rate
         2.  Welding                $ .75 over the base rate
         3.  To be agreed upon by the Company and the Union

                                  ARTICLE XXIV

                                    WORK WAIT

         24.01 WORK WAIT. [See Pay Plus Bonus Addendum] It is agreed that any piecework employee who is required to wait more than ten (10) continuous minutes and does not leave the immediate work area shall receive compensation at eighty five percent (85%) of average hourly rate.

                  It is agreed that the Company shall have no liability regarding the Work Wait and Reporting Pay provision of this agreement in the event of a break down of electric power outside the plant, or if inside the plant and not maintained by the Company, or in the event of a general plant fire, flood, Act of God, act of public enemy, or because of conditions beyond the control of the Company.

         24.02 ELECTRIC POWER FAILURE. [See Pay Plus Bonus Addendum] It is agreed that, in the event of an electric power failure, employees will stand by their work stations until instructed by the Company to either go home or resume work. If the Company, within one (1) hour after the moment of power failure, instructs the employees to either go home or to resume work, the employees will be paid at their base rate for the time lost within this one (1) hour. If the Company does not instruct any employee within one (1) hour after the beginning of such power failure to either go home or to resume work, he/she will be paid for this lost time in accordance with Section 24.01 above if an incentive worker, and at the regular day work rate of his/her classification if a day worker, for all time lost from the end of the first minute of power failure to the time he/she is either instructed to go home or resume work.


                                   ARTICLE XXV

                               TEMPORARY EMPLOYEES

         25.01 TEMPORARY JOBS. Temporary jobs will only be posted in the event of illness to a full time employee and if said employee is on an authorized sick leave.

         25.02 TEMPORARIES. The Company may use a maximum of ten (10) temporaries or part-time employees at one time for no more than sixty (60) days at a time. These temporaries or part time employees would not be eligible for any benefits and would not be eligible for any overtime work if the full time employees are not working overtime. Hiring rate for part time employees or temporaries would be the normal hiring rate. If after sixty (60) days the position is still needed, the job will be posted for bidding.

                                  ARTICLE XXVI

                          EQUAL EMPLOYMENT OPPORTUNITY

                  Simmons Company provides equal employment opportunity to qualified persons without regard to race, color, religion, national origin or ancestry, age, sex (including pregnancy and any illness arising out of and occurring during the course of pregnancy, childbirth, or related to medical condition), disability, or veteran status except where religion, sex, national origin, or age is a bona fide occupational qualification. Our policy relates to all phases of employment, including recruitment, placement, promotion, training, demotion, transfer, layoff, recall and termination, rates of pay, employee benefits, and participation in all Simmons sponsored employee activities.

                  We are opposed to all forms of harassment including sexual, racial, ethnic, or religious harassment. Unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature or verbal or physical conduct directed at a person's race, color, religion, sex, national origin, age, handicap, or veteran's status may constitute harassment. Claims of harassment which come to our attention may result in discipline up to and including discharge. At any time, if you believe that you have been harassed, you must report the harassment to your immediate Supervisor or your Human Resources Manager. A confidential investigation will be conducted.

                                  ARTICLE XXVII

                                  MISCELLANEOUS

         A. CAMERAS. Cameras will be used ONLY for appropriate security measures.

         B. Safety and Health Committee. The Company and the Union agree to establish a joint safety and health committee consisting of four (4) representatives from each side. One of the Union representatives will be the Unit Chairperson. The Committee will meet quarterly and will recommend establishment and implementation of criteria for maintaining a safe and healthy workplace. The Company will compensate the Union representatives for up to one (1) hour at their average rate of pay for attendance at the meetings.

                                 ARTICLE XXVIII

                                  SAVING CLAUSE

         28.01 SEPARABILITY. If any provision of this Agreement is invalid or illegal in any state, then such provision shall be considered to be deleted in its entirety or to be inoperative in said state in which it is illegal or invalid and the remaining provisions of this Agreement will continue in full force and effect.

         28.02 FEDERAL AND STATE LAWS. The parties recognize the need to maintain compliance with all federal statutes and regulations and nothing in this Agreement shall be construed to prevent the Company from taking actions necessary to comply with federal law. Further, to the extent any provision of this Agreement conflicts with a federal statute or regulation, the federal law shall govern.

                                  ARTICLE XXIX

                          SEVERANCE AND PLANT CLOSINGS

                  In the event the Company decides to close this facility presently organized by the United Steelworkers, sixty (60) day notice of such event will be given to the District Director of the United Steelworkers of America. Those employees affected by the plant closing shall continue to be covered under their existing USWA Health and Welfare Fund benefits as outlined in Article XV of the Collective Bargaining Agreement for an additional four (4) months, and the Company shall be responsible for the payment of the contributions for the four (4) month period of coverage.

                                   ARTICLE XXX

                       DURATION AND TERMINATION AGREEMENT

         30.01 EFFECTIVE DATES. This Agreement shall be in full force and effect from October 16, 2001 until October 15, 2005.

         30.02 ENTIRE AGREEMENT. The parties agree that there shall be no reopening of this AGREEMENT unless expressly provided in this AGREEMENT and that this AGREEMENT constitutes the entire AGREEMENT between the parties on the subjects of bargaining and at no time during the life of this AGREEMENT shall either party have any obligation to negotiate or bargain with the other party with respect to any points not covered by this AGREEMENT and as to matters covered by this AGREEMENT only in the manner and to the extent herein provided.

         30.03 MODIFICATION OR TERMINATION. This AGREEMENT, when signed by the officers of the COMPANY and the UNION, shall become effective as described above for a period of four (4) years and shall continue to remain in full force and effect from year to year thereafter, unless written notice is given by either party hereto to the other on or before sixty (60) days prior to the annual expiration date, requesting that the AGREEMENT be modified or terminated. In the event of such notification, the parties hereto shall immediately confer and negotiate with reference to a new or modified AGREEMENT. Negotiations for a new contract shall commence not later than thirty (30) days from the date of the written notice herein mentioned.

                                  ARTICLE XXXI

                               CONTRACT RE-OPENER

                  The Company will introduce a new incentive pay plan during the term of this Agreement. The Plan is called "Pay Plus". Certain features of the Plan remain undetermined as of October 15, 1997. Therefore, the parties agree that during the term of this Agreement there will be a limited re-opener regarding aspects of the Plan. The Company will notify the Union not less than forty-five (45) days prior to the implementation date of the Pay Plus Plan at the Atlanta facility. During this forty-five (45) days period, the Company and Union will meet to discuss such Pay Plus matters as (but not limited to) base rates, rates paid to successful bidders and employees affected by layoffs, average rate computations, borrowed man rates, movement within pay ranges, starting rates, wage ranges, pay rates for non work time such as vacations, holidays, jury duty and bereavement, grieving new standards and revisions to
Article IX Standard Allowed Hour. The forty-five (45) day period may be extended by mutual agreement.

                  Notwithstanding Article V, if agreement is not reached regarding the matters to be discussed during the forty-five (45) days or extension thereof, the parties are free to exercise their rights to engage in activity in support of their respective positions. In the case of the Union this shall include, but not be limited to, a strike or other legal means in support of its position. In the case of the Company this shall include, but not be limited to, implementation of the Plan, a lockout, and/or in the case of a strike, the hiring of replacements. The right to strike shall not give rise to a sympathy strike in support of employees at other Simmons plants where the Pay Plus Plan is implemented or in the process of being implemented. Further, the Union agrees to provide a ten (10) day written notice prior to the commencement of a strike; and the Company agrees to provide a ten (10) day written notice prior to the commencement of a lockout.

                  The parties agree that a Pay Plus Plan was implemented under
Article XXXI of the Labor Agreement with the term on October 16, 1997 until October 15, 2001. The parties further recognize that a new but yet unnamed Pay Plan is being designed and will not be completed prior to conclusion of negotiations or the expiration of the current agreement. Therefore, the parties will continue to abide by the provisions of Article XXXI Contract Re-Opener and Atlanta Pay Plus Bonus Addendum August 31, 1998, language during the term of the new or successor agreement and when a new Pay Plan is introduced the parties will abide by the terms and conditions of Article XXXI in the same manner as they did when the Pay Plus Plan was introduced.

                  Finally, nothing in this re-opener provision should be construed as limiting the Company's rights under Article IX.

                  IN WITNESS WHEREOF, the parties hereunto set their hands and
seals as hereinbefore stated, this   day of    , 2001.

THE UNITED STEELWORKERS OF                  SIMMONS COMPANY
AMERICA, AFL-CIO, CLC

ON BEHALF OF ITS LOCAL UNION #2401

--------------------------------------------      ------------------------------
Leo W. Gerard                                     Ken Barton
International President                           Executive VP, Human Resources

--------------------------------------------      ------------------------------
James English, International                      Andy Cuppia
Secretary/Treasurer                               Divisional VP, Manufacturing

--------------------------------------------      ------------------------------
Richard H. Davis, International                   Kevin Calandra
Vice-President Administration                     Operations Manager

--------------------------------------------      ------------------------------
Leon Lynch, International                         Fredericka McKinney
Vice-President, Human Affairs                     Human Resources Manager

-------------------------------------------
Ernest Kinney, Staff Representative

-------------------------------------------
Homer Wilson, District 9, Director

-------------------------------------------
Dave Caldwell, Chairman of USWA Negotiating Committee

-------------------------------------------
Committee

-------------------------------------------
Committee

-------------------------------------------
Committee

                          [SEE PAY PLUS BONUS ADDENDUM]

                          SIMMONS COMPANY ATLANTA PLANT
                            CLASSIFICATION STRUCTURE
                           EFFECTIVE OCTOBER 16, 1997

                           APPENDIX I AND APPENDIX II

SKILL             CLASSIFICATION
GROUP             DESIGNATION                       10/16/97          10/16/98         10/16/99           10/16/00
------------------------------------------------------------------------------------------------------------------
I.                Cutter                    DW       $ 9.97            $10.27            $10.57           $10.87
                  Slitter                   DW       $ 9.97            $10.27            $10.57           $10.87
                  Overcast Borders          DW       $10.55            $10.85            $11.15           $11.45
                           Incentive                 $ 8.93            $ 9.23            $ 9.53           $ 9.83

II.               Box Spring Sewing         INC      $ 8.79            $ 9.03            $ 9.39           $ 9.69
                  Flange Sewing             INC      $ 8.93            $ 9.23            $ 9.53           $ 9.83
                  Label Sewing              INC      $ 8.93            $ 9.23            $ 9.53           $ 9.83
                  Quilt Machine             INC      $ 8.91            $ 9.21            $ 9.51           $ 9.81
                  Bechik                    INC      $ 9.28            $ 9.58            $ 9.88           $10.18
                  Pillowtop Sewing          INC      $ 8.93            $ 9.23            $ 9.53           $ 9.83
                  Border Quilt Machine      DW       $10.55            $10.85            $11.15           $11.45
                           Incentive                 $ 8.93            $ 9.23            $ 9.53           $ 9.83

III.              Closer                    INC      $ 9.43            $ 9.73            $10.03           $10.33
                  Hog Ring                  INC      $ 9.47            $ 9.77            $10.07           $10.37

IV.               Wood Frame                INC      $ 9.38            $ 9.68            $ 9.98           $10.28
                  Top Off                   INC      $ 9.09            $ 9.39            $ 9.69           $ 9.99
                  Pre-Load                  INC      $ 9.08            $ 9.38            $ 9.68           $ 9.98
                  Upholstery                INC      $ 9.72            $10.02            $10.32           $10.62

V.                Inspection                DW       $ 9.28            $ 9.58            $ 9.88           $10.18
                  Material Handler          DW       $ 9.08            $ 9.38            $ 9.68           $ 9.98
                  Repair                    DW       $ 9.30            $ 9.60            $ 9.90           $10.20
                  Shipping                  DW       $10.10            $10.40            $10.70           $11.00
                  Receiving                 DW       $ 9.50            $ 9.80            $10.10           $10.40
                  Sweeper                   DW       $ 9.05            $ 9.35            $ 9.65           $ 9.95
                  Packing/Inspection        DW       $10.50            $10.80            $11.10           $11.40

                  Lead Person               DW       $ 9.33            $ 9.63           $ 9.93            $10.23

VI.               Mechanic                  DW       $13.90            $14.20            $14.50           $14.80
                  Lead Mechanic             DW       $14.10            $14.40            $14.70           $15.00

VII.              Coil Machine Oprt         INC      $ 8.94            $ 9.24            $ 9.54           $ 9.84
                  Hot Melt                  INC      $ 9.09            $ 9.39            $ 9.69           $ 9.99

                  The following classifications will be eliminated via attrition (bid off, retirement, quit, etc.). The incumbents will not be replaced in these specific classifications. This will serve to eliminate memorandums of agreement which created these "red circle" rates:

Finish & Inspect Beautyrest Constructions     Harry Stokley, Sr.         $12.10
Repair Mattress Finish                        Ed Casselberry             $12.10
Lead Person Receiving                         Roy Cody                   $10.90
Bailer/Sweeper/Machine Operator               Steve Jones                $ 9.50
Lead Person Pre-Load                          Donald Brooks              $10.10

                                     ATLANTA

                                  APPENDIX III

                      ARBITRATORS FOR EXPEDITED ARBITRATION

                               GENERAL ARBITRATORS

                                 Richard Adelman
                                   Jack Clarke
                                  Donald Crane
                                 William Heekin
                                  I. B. Helburn
                               Diane Dunham Massey
                                 Elvis Stephens
                                Michael Rappaport
                                  David Vaughn

                             TIME STUDY ARBITRATORS

                                Herman Birnbrauer
                                  John Lillich

                                Louis Imundo, Jr.
                               Lawrence Mann, Jr.
                                 James Reynolds

                                   APPENDIX IV

LOCAL 2401

Atlanta Plant

November 1, 2001

MEMORANDUM OF AGREEMENT

The company will give those employees currently enrolled in Plan E the opportunity to decide on medical coverage changes that will be effective November 1, 2001. These employees will have until November 15, 2001 to make a decision.

----------------------------------          -----------------------------------
Simmons Company                             USWA



-------------------------------------------------------------------------------
Date

                                   APPENDIX I

                                     ATLANTA
                                 PAY PLUS BONUS
                          Classification Rate Schedule
                                October 16, 2001

                                           ENTRY                         MID                          MAX
                                           -----                         ---                          ---
Level 1                                    $9.50                       $12.25                       $15.00
Level 2                                    $9.00                       $11.00                       $13.00
Level 3                          ----------------------------As defined by position -------------------------------
Level 4 (trainee)                          $8.00                        $8.50                        $9.00
MI**                              -----------------------As defined by Article XXIII ------------------------------


* Any employee who is classified (or bids) into Level 3 will be paid at the rate of the classification as follows:

DESIGNATION                    10/16/2001              10/16/2002             10/16/2003             10/16/2004
-----------                    ----------              ----------             ----------             ----------
Inspection                       $10.53                  $10.83                 $11.13                 $11.43
Material Handler                 $10.33                  $10.63                 $10.93                 $11.23
Repair                           $10.55                  $10.85                 $11.15                 $11.45
Shipping                         $11.35                  $11.65                 $11.95                 $12.25
Receiving                        $10.75                  $11.05                 $11.35                 $11.65
Sweeper                          $10.30                  $10.60                 $10.90                 $11.20
Packer/Inspection                $11.75                  $12.05                 $12.35                 $12.65
Lead Person                      $10.58                  $10.88                 $11.18                 $11.48
Cutter                           $11.22                  $11.52                 $11.82                 $12.12
Slitter                          $11.22                  $11.52                 $11.82                 $12.12

** MI - See Article XXIII

Red Circle - as defined by page 45 of contract.

PAY FOR ADDITIONAL SKILLS - MULTI SKILLED EMPLOYEE

         Any one employee can have up to a maximum of three (3) additional skills. Each additional skill will receive a 25 cents premium applied to their current base rate and shall remain a permanent part of their base rate as long as the employee is deemed a "Multi Skilled Employee." The Company will allow the maximum of ten individuals that may be eligible for this additional benefit.

         A bid shall be posted for "Multi-skilled Employee" for a particular job. Bidding procedures will be followed as defined in the Atlanta contract.

         All bidders shall be required to establish competency and the final selection of successful bidder(s) will be based upon seniority. Competency will be determined by the Company and may require the employee to physically perform the job in question for a period of time not to exceed two (2) weeks.

                      MEMORANDUM OF UNDERSTANDING REGARDING
             THE SUBSTITUTION OF THE SIMMONS MANUFACTURING CO., LLC, FOR SIMMONS COMPANY IN COLLECTIVE BARGAINING AGREEMENT

         WHEREAS, the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 2401, and Simmons Company have entered into a collectively bargained Labor Agreement commencing October 15, 2001 through October 15, 2005, for certain employees at its plant located at Atlanta, Georgia;

         WHEREAS, effective December 31, 2001, the Simmons Company employees represented by Local No. 2401 will, for corporate tax purposes, become employees of The Simmons Manufacturing Co., LLC, and;

         WHEREAS, because said represented employees will, on December 31, 2001, become employees of The Simmons Manufacturing Co., LLC, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in said Labor Agreement, and shall therefore, be bound by the terms and conditions of said Labor Agreement.

         NOW THEREFORE BE IT RESOLVED; that effective December 31, 2001, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in the Labor Agreement, and The Simmons Manufacturing Co., LLC shall recognize and assume the legal obligations of the Labor Agreement, and;

         FURTHER RESOLVED; that effective December 31, 2001, on behalf of Simmons Company, The Simmons Manufacturing Co., LLC, and the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 2401, the undersigned acknowledge their agreement as to the binding nature of their collectively bargained Labor Agreement on The Simmons Manufacturing Co., LLC.


-------------------------------------------------
Daniel P. Murphy
Counsel for Simmons Company and The Simmons Manufacturing Co., LLC

Dated this _____ day of February 2001.


-------------------------------------------------
David Caldwell
The United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 2401

Dated this _____ day of February 2001.

                                      -2-